Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:
Timothy A. Bonang, Senior Vice President
(617) 796-8230

The RMR Group Inc. Announces Fourth Quarter and Fiscal Year End 2016 Results
17.0% Increase in Total Revenues for the Fourth Quarter Compared to Last Year
$0.46 Net Income per Share for the Fourth Quarter, a 15.0% Increase Compared to Last Year
__________________________________________________________________________________________

Newton, MA (December 15, 2016). The RMR Group Inc. (Nasdaq: RMR) today announced its financial results for the quarter and fiscal year ended September 30, 2016.

Adam Portnoy, President and Chief Executive Officer, made the following statement regarding the fourth quarter fiscal 2016 results:
“Total revenues grew 17.0% on a quarterly basis and 38.4% on an annual basis compared to last year, which contributed to continued increases in net income and Adjusted EBITDA. Net income was $18.8 million, or $0.46 per share, for the fourth quarter, a 15.0% increase compared to last year, and Adjusted EBITDA was $27.4 million for the fourth quarter. During the quarter, we also closed the acquisition of Tremont Realty Capital, and we expect this business may provide RMR a platform for growth in the commercial real estate finance industry. We continue to maintain a strong balance sheet, with cash and cash equivalents having grown over the past year to $65.8 million and no indebtedness at September 30, 2016. We believe this makes us well positioned to take advantage of possible future growth opportunities."

Fourth Quarter Fiscal 2016 Highlights:

•
As of September 30, 2016, The RMR Group Inc. had approximately $26.9 billion of total assets under management for all client companies. An explanation of this calculation appears later in this press release.

•	The RMR Group Inc. earned real estate business and property management services revenues for the three months ended September 30, 2016 and 2015 from the following sources (dollars in thousands):

	As of the three months ended
	September 30, 2016		September 30, 2015
Managed REITs	$36,719	84.0%	$32,889	82.6%
Managed Operators	6,636	15.2%	6,276	15.7%
Other	365	0.8%	672	1.7%
Total Management Services Revenues	$43,720	100.0%	$39,837	100.0%

•
For the three months ended September 30, 2016, net income was $18.8 million and net income attributable to The RMR Group Inc. was $7.4 million, or $0.46 per share, compared to net income of $16.3 million and net income attributable to The RMR Group Inc. of $6.3 million, or $0.40 per share, for the three months ended September 30, 2015.

•
For the three months ended September 30, 2016, Adjusted EBITDA was $27.4 million and Adjusted EBITDA Margin was 58.3% compared to Adjusted EBITDA of $24.3 million and Adjusted EBITDA Margin of 56.9% for the three months ended September 30, 2015. Adjusted EBITDA Margin equals Adjusted EBITDA divided by the contractual management and advisory fees earned from The RMR Group LLC’s client companies. These contractual management and advisory fees are calculated pursuant to The RMR Group LLC’s contracts with its client companies and do not deduct non-cash asset amortization recognized in accordance with U.S. generally accepted accounting principles, or GAAP, as a reduction to management services revenues and do not include any incentive business management fees which may be earned based upon certain calendar year end calculations.

•	As of September 30, 2016, The RMR Group Inc. had cash and cash equivalents of $65.8 million and no indebtedness.
Summary Results for the Quarter and Fiscal Year Ended September 30, 2016:
Total revenues for the quarter ended September 30, 2016 increased 17.0% to $56.3 million from $48.1 million for the same period in 2015. Net income attributable to The RMR Group Inc. for the quarter ended September 30, 2016 was $7.4 million, or $0.46 per share, compared to $6.3 million, or $0.40 per share, for the quarter ended September 30, 2015. Net income for the quarters ended September 30, 2016 and 2015 include net expenses of $0.3 million and $1.0 million comprised of transaction and acquisition related costs and certain one time adjustments, respectively. Net income attributable to The RMR Group Inc. include net expenses of $0.2 million and $0.5 million, respectively, comprised of transaction and acquisition related costs and certain one time adjustments, or $0.01 and $0.02 per share, respectively. Adjusted EBITDA for the quarter ended September 30, 2016 was $27.4 million compared to Adjusted EBITDA of $24.3 million for the quarter ended September 30, 2015.
Total revenues for the fiscal year ended September 30, 2016 were $266.9 million compared to $192.9 million for the fiscal year ended September 30, 2015. Net income attributable to The RMR Group Inc. for the fiscal year ended September 30, 2016 was $37.2 million, or $2.33 per share, compared to $7.3 million, or $0.46 per share, for the year ended September 30, 2015. Net income for the fiscal years ended September 30, 2016 and 2015 include net expenses of $3.3 million and $4.6 million comprised of separation costs, acquisition and transaction related costs and certain one time adjustments, respectively. Net income attributable to The RMR Group Inc. includes net expenses of $1.7 million and $2.4 million comprised of separation costs, acquisition and transaction related costs and certain one time adjustments, respectively, or $0.06 and $0.09 per share, respectively. Adjusted EBITDA for the fiscal year ended September 30, 2016 was $100.1 million compared to $92.3 million for the fiscal year ended September 30, 2015.
EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures. Reconciliations of net income determined in accordance with GAAP to EBITDA and Adjusted EBITDA as well as a calculation of Adjusted EBITDA Margin appear later in this press release.
When considering the financial data for the fiscal year ended September 30, 2016 in comparison to the financial data for the fiscal year ended September 30, 2015, investors should note that the businesses that now comprise the Company were privately owned by ABP Trust or its owners until June 5, 2015. Prior to the reorganization that created the Company on June 5, 2015, the Company’s assets, structure and operations differed in several respects and such differences impact period to period comparisons. For further information regarding the reorganization and related changes, see The RMR Group Inc.’s filings with the Securities and Exchange Commission, or SEC, including the Annual Report on Form 10-K filed on December 18, 2015, the Proxy Statement filed on

January 22, 2016, and the Registration Statement (including the Prospectus) for the public distribution of the Company’s shares dated November 16, 2015, which are available at the SEC’s website, www.sec.gov.
Total Assets Under Management for all Client Companies:
Starting with the fiscal fourth quarter ended September 30, 2016, The RMR Group Inc. has determined to present its total assets under management for all client companies in a manner that it believes more clearly reflects the size of The RMR Group Inc.'s business. The calculation of total assets under management for all client companies includes: (i) the gross book value of real estate and related assets, excluding depreciation, amortization, impairment charges or other non‑cash reserves, of the Managed REITs, plus (ii) the gross book value of real estate assets, property and equipment of the Managed Operators, plus (iii) the fair value of investments of Affiliates Insurance Company and RMR Real Estate Income Fund, plus (iv) the contributed capital and outstanding principal of loans serviced for certain other private clients. This calculation of total assets under management may include amounts in respect of the Managed REITs that are higher than the calculations of assets under management used for purposes of calculating fees under the terms of the business management agreements. For information on the calculations of assets under management of the Managed REITs for purposes of the fee provisions of the business management agreements, see the Company’s Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K filed with the SEC.

Conference Call:
At 10:00 a.m. Eastern Time this morning, President and Chief Executive Officer, Adam Portnoy, and Chief Financial Officer and Treasurer, Matt Jordan, will host a conference call to discuss The RMR Group Inc.’s fiscal fourth quarter and fiscal year ended September 30, 2016 financial results.
The conference call telephone number is (877) 329-4297. Participants calling from outside the United States and Canada should dial (412) 317-5435. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. Eastern Time on Thursday, December 22, 2016. To access the replay, dial (412) 317-0088. The replay pass code is 10093035. The transcription, recording and retransmission in any way of The RMR Group Inc.'s fiscal fourth quarter and fiscal year end 2016 financial results conference call are strictly prohibited without the prior written consent of The RMR Group Inc.

The RMR Group Inc. is a holding company and substantially all of its business is conducted by its majority-owned subsidiary, The RMR Group LLC. The RMR Group LLC is an alternative asset management company that primarily provides management services to publicly traded REITs and real estate operating companies. As of September 30, 2016, The RMR Group LLC had approximately $26.9 billion of total assets under management, including more than 1,400 properties, and employed over 450 real estate professionals in more than 30 offices throughout the United States; the companies managed by The RMR Group LLC collectively had over 52,000 employees. The RMR Group Inc. is headquartered in Newton, Massachusetts.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. FORWARD LOOKING STATEMENTS CAN BE IDENTIFIED BY USE OF WORDS SUCH AS “OUTLOOK”, “BELIEVE”, “EXPECT”, “POTENTIAL”, “WILL”, “MAY”, “ESTIMATE”, “ANTICIPATE”, AND DERIVATIVES OR NEGATIVES OF SUCH WORDS OR SIMILAR WORDS. FORWARD LOOKING STATEMENTS IN THIS PRESS RELEASE ARE BASED UPON PRESENT BELIEFS OR EXPECTATIONS. HOWEVER, FORWARD LOOKING STATEMENTS AND THEIR IMPLICATIONS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR FOR VARIOUS REASONS, INCLUDING SOME REASONS BEYOND RMR’S CONTROL. FOR EXAMPLE:

•
MR. PORTNOY’S STATEMENT THAT THE RMR GROUP INC. EXPERIENCED INCREASES IN TOTAL REVENUES, NET INCOME AND ADJUSTED EBITDA MAY IMPLY THAT THE RMR GROUP INC.’S TOTAL REVENUES, NET INCOME AND ADJUSTED EBITDA MAY CONTINUE TO INCREASE. HOWEVER, THERE CAN BE NO ASSURANCE THAT THE RMR GROUP INC. WILL REALIZE GROWTH IN TOTAL REVENUES, NET INCOME OR ADJUSTED EBITDA. IN FACT, THE RMR GROUP INC.’S TOTAL REVENUES, NET INCOME AND ADJUSTED EBITDA MAY DECLINE.

•
MR. PORTNOY FURTHER STATES THAT THE ACQUISITION OF TREMONT REALTY CAPITAL MAY PROVIDE A PLATFORM FOR GROWTH IN THE COMMERCIAL REAL ESTATE FINANCE INDUSTRY. INTEGRATION AND EXPANSION INTO NEW BUSINESSES CAN BE DIFFICULT, TIME CONSUMING AND/OR MORE EXPENSIVE THAN ANTICIPATED, AND MAY NOT PRODUCE THE BENEFITS THAT ARE EXPECTED AND MAY LEAD TO INCREASED LIABILITIES.

•
MR. PORTNOY ALSO STATES THAT THE RMR GROUP INC. IS WELL POSITIONED TO TAKE ADVANTAGE OF POSSIBLE FUTURE GROWTH OPPORTUNITIES. THIS STATEMENT MAY IMPLY THAT THE RMR GROUP INC. WILL REALIZE FUTURE GROWTH. IN FACT, THERE CAN BE NO ASSURANCE THE RMR GROUP INC. WILL REALIZE FUTURE GROWTH AND ITS BUSINESS COULD DECLINE.

THE INFORMATION CONTAINED IN THE RMR GROUP INC.’S FILINGS WITH THE SEC, INCLUDING UNDER THE CAPTION “RISK FACTORS” IN THE RMR GROUP INC.’S PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES IMPORTANT FACTORS THAT COULD CAUSE DIFFERENCES FROM THE FORWARD LOOKING STATEMENTS IN THIS PRESS RELEASE. THE RMR GROUP INC.’S FILINGS WITH THE SEC ARE AVAILABLE ON ITS WEBSITE AT WWW.SEC.GOV.
EXCEPT AS REQUIRED BY LAW, THE RMR GROUP INC. UNDERTAKES NO OBLIGATION TO UPDATE ANY FORWARD LOOKING STATEMENT, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE DEVELOPMENTS OR OTHERWISE.

The RMR Group Inc.
Consolidated Statements of Income
(dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Fiscal Year Ended September 30,
Revenues	2016	2015	2016	2015
Management services	$43,720	$39,837	$226,660	$162,326
Reimbursable payroll and related costs	11,667	7,695	37,660	28,230
Advisory services	879	579	2,620	2,380
Total revenues	56,266	48,111	266,940	192,936
Expenses
Compensation and benefits	26,401	19,301	91,985	83,456
Separation costs	—	—	1,358	116
General and administrative	6,019	7,878	25,129	26,535
Depreciation and amortization	435	455	1,768	2,117
Total expenses	32,855	27,634	120,240	112,224
Operating income	23,411	20,477	146,700	80,712
Interest and other income	90	34	234	1,732
Unrealized losses attributable to changes in fair value of stock
accounted for under the fair value option	—	—	—	(290)
Income before income tax expense and equity in earnings of investee	23,501	20,511	146,934	82,154
Income tax expense	(4,669)	(4,194)	(24,573)	(4,848)
Equity in earnings of investee	—	—	—	115
Net income	18,832	16,317	122,361	77,421
Net income attributable to noncontrolling interest	(11,458)	(9,984)	(85,121)	(70,118)
Net income attributable to The RMR Group Inc.	$7,374	$6,333	$37,240	$7,303

Weighted average common shares outstanding - basic and diluted	16,010	16,000	16,005	16,000

Net income attributable to The RMR Group Inc. per common share -
basic and diluted	$0.46	$0.40	$2.33	$0.46

The RMR Group Inc.
Reconciliation of EBITDA and Adjusted EBITDA and Calculation of Adjusted EBITDA Margin (1)
(dollars in thousands)
(unaudited)

	Three Months Ended September 30,		Fiscal Year Ended September 30,
	2016	2015	2016	2015
Reconciliation of EBITDA and Adjusted EBITDA:
Net Income	$18,832	$16,317	$122,361	$77,421
Plus: income tax expense	4,669	4,194	24,573	4,848
Plus: depreciation and amortization	435	455	1,768	2,117
EBITDA	23,936	20,966	148,702	84,386
Plus: other asset amortization	2,354	2,354	9,416	2,999
Plus: operating expenses paid in RMR Inc. common shares	758	—	933	—
Plus: separation costs	—	—	1,358	116
Plus: transaction and acquisition related costs	326	1,954	1,966	5,454
Less: incentive business management fees earned	—	—	(62,263)	—
Less: unrealized losses attributable to changes in fair value of
stock accounted for under the fair value option	—	—	—	290
Less: certain one time adjustments	—	(954)	—	(954)
Adjusted EBITDA	$27,374	$24,320	$100,112	$92,291

Calculation of Adjusted EBITDA Margin:
Contractual management and advisory fees (excluding any
incentive business management fees)(2)	$46,953	$42,770	$176,433	$167,705
Adjusted EBITDA	$27,374	$24,320	$100,112	$92,291
Adjusted EBITDA Margin	58.3%	56.9%	56.7%	55.0%

(1)
    EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures calculated as presented in the tables above. The RMR Group Inc. considers EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin to be appropriate supplemental measures of its operating performance, along with net income, net income attributable to The RMR Group Inc. and operating income. The RMR Group Inc. believes that EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin provide useful information to investors because by excluding the effects of certain historical amounts, such as income tax, depreciation and amortization, incentive business management fees, other asset amortization, operating expenses paid in RMR Inc. common shares, transaction and acquisition related costs, certain separation costs, unrealized gains or losses attributable to changes in fair value of stock accounted for under the fair value option and certain one time adjustments, EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin may facilitate a comparison of current operating performance with RMR’s historical operating performance and with the performance of other asset management businesses. In addition, The RMR Group Inc. believes that providing Adjusted EBITDA Margin may help investors assess The RMR Group Inc.’s performance of its business by providing the margin that Adjusted EBITDA represents to its contractual management and advisory fees (excluding any incentive business management fees). EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income, net income attributable to The RMR Group Inc. or operating income as an indicator of The RMR Group Inc.’s financial performance or as a measure of The RMR Group Inc.’s liquidity. These measures should be considered in conjunction with net income, net income attributable to The RMR Group Inc. or operating income as presented in our consolidated statements of comprehensive income. Also, other asset management businesses may calculate EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin differently than The RMR Group Inc. does.

(2)
These contractual management fees are the base business management fees, property management fees and advisory fees The RMR Group Inc. earns pursuant to its management and investment advisory agreements with its client companies. These amounts are calculated pursuant to these contracts and do not deduct other asset amortization of $2,354 and $9,416 for the three months and fiscal year ended September 30, 2016, respectively, and the $2,354 and $2,999 of amortization for the three months and fiscal year ended September 30, 2015, required to be recognized as a reduction to management services revenues in accordance with GAAP and do not include the incentive business management fee of $62,263 that The RMR Group Inc. earned under such contracts during the fiscal year ended September 30, 2016.

The RMR Group Inc.
Consolidated Balance Sheets
(dollars in thousands, except share data)
(unaudited)

	September 30,	September 30,
Assets	2016	2015
Current assets:
Cash and cash equivalents	$65,833	$34,497
Due from related parties	24,862	17,986
Prepaid and other current assets	4,690	2,863
Total current assets	95,385	55,346

Furniture and equipment	5,024	5,307
Leasehold improvements	1,077	852
Capitalized software costs	4,250	4,292
Total property and equipment	10,351	10,451
Accumulated depreciation	(6,549)	(5,772)
	3,802	4,679
Due from related parties, net of current portion	7,754	6,446
Goodwill	2,295	—
Intangible assets, net of amortization	1,085	—
Deferred tax asset	45,819	46,614
Other assets, net of amortization	181,391	190,807
Total assets	$337,531	$303,892

Liabilities and Equity
Current liabilities:
Accounts payable, accrued expenses and deposits	$20,579	$18,439
Total current liabilities	20,579	18,439
Long term portion of deferred rent payable, net of current portion	778	450
Amounts due pursuant to tax receivable agreement, net of current portion	62,029	64,905
Employer compensation liability, net of current portion	7,754	6,446
Total liabilities	91,140	90,240

Commitments and contingencies

Equity:
Class A common stock, $0.001 par value; 31,600,000 and 31,000,000 shares authorized;
15,082,432 and 15,000,000 shares issued and outstanding at September 30, 2016 and 2015, respectively	15	15
Class B-1 common stock, $0.001 par value; 1,000,000 shares authorized, issued and outstanding	1	1
Class B-2 common stock, $0.001 par value; 15,000,000 shares authorized, issued and outstanding	15	15
Additional paid in capital	94,266	93,425
Retained earnings	44,543	7,303
Cumulative other comprehensive income	83	73
Cumulative common distributions	(17,209)	-
Total shareholders’ equity	121,714	100,832
Noncontrolling interest	124,677	112,820
Total equity	246,391	213,652
Total liabilities and equity	$337,531	$303,892